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                                                                       Execution

                                                                   EXHIBIT 10.50

                    INTERCREDITOR AND SUBORDINATION AGREEMENT

      THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (this "Agreement"), dated as of January __, 2005, by and among: the holders of Subordinated Notes (the "Subordinated Noteholders") and the Senior Notes (the "Senior Noteholders"), all as set forth on the attached Schedule 1; Warp Technology Holdings, Inc., a Nevada corporation ("Borrower"), Warp Solutions, Inc., a Delaware corporation ("Solutions") and Gupta Technologies, LLC, a Delaware limited liability company ("Gupta", together with Solutions, the "Subsidiaries"; and the Subsidiaries, together with the Borrower, the "Credit Parties"); and Crestview Capital Master, LLC, a Delaware limited liability company ("Collateral Agent"), as collateral agent for the Senior Noteholders and the Subordinated Noteholders (collectively, the "Noteholders") pursuant to a Collateral Agency Agreement of this date (the "Collateral Agency Agreement").

      WHEREAS, simultaneously herewith, the Borrower is executing and delivering to each of the Noteholders a note (collectively, the "Notes") evidencing loans in various original principal amounts severally made by each of the Noteholders to the Borrower; and

      WHEREAS, as collateral security for the payment and performance of the Borrower's obligations under the Senior Notes and certain related obligations
(i) the Borrower is granting to the Collateral Agent, for the benefit of the Senior Noteholders, a security interest in the Collateral (as defined below) pursuant to the terms and conditions of that certain Senior Security Agreement of this date between the Borrower and the Collateral Agent (the "Senior Security Agreement") and (ii) each Subsidiary is executing a guaranty of the Senior Notes and granting to the Collateral Agent, for the benefit of the Senior Noteholders, a security interest in the Collateral pursuant to the terms and conditions of those certain Senior Subsidiary Security Agreements of this date between a Subsidiary and the Collateral Agent (the "Senior Subsidiary Security Agreements" and, collectively with the Senior Security Agreement, the "Senior Security Agreements"); and

      WHEREAS, as collateral security for the payment and performance of the Borrower's obligations under the Subordinated Notes and certain related obligations (i) the Borrower is granting to the Collateral Agent, for the benefit of the Subordinated Noteholders, a security interest in the Collateral pursuant to the terms and conditions of that certain Subordinated Security Agreement of this date between the Borrower and the Collateral Agent (the "Subordinated Security Agreement") and (ii) each Subsidiary is executing a guaranty of the Subordinated Notes and granting to the Collateral Agent, for the benefit of the Subordinated Noteholders, a security interest in the Collateral pursuant to the terms and conditions of those certain Subordinated Subsidiary Security Agreements of this date between a Subsidiary and the Collateral Agent (the "Subordinated Subsidiary Security Agreements" and, collectively with the Subordinated Security Agreement, the "Subordinated Security Agreements");

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      NOW, THEREFORE, the parties hereto agree as follows:

      The parties hereto hereby agree as follows:

      1. Definitions. (a) Unless otherwise defined herein, terms defined in the Senior Security Agreement and used herein shall have the meanings given to them in the Senior Security Agreement.

            (b) The following terms shall have the following meanings:

            "Agreement": this Intercreditor and Subordination Agreement.

            "Collateral": any and all property from time to time subject to security interests to secure payment or performance of the Senior Obligations or the Subordinated Obligations including all "Collateral" as defined in the Senior Security Agreements and the Subordinated Security Agreements.

            "Collection Action": shall mean (a) to demand, sue for, take or receive from or on behalf of any Credit Party or any guarantor of the Subordinated Obligations, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Credit Party with respect to the Subordinated Obligations, (b) to initiate or participate with others in any suit, action or proceeding against any Credit Party to (i) enforce payment of or to collect the whole or any part of the Subordinated Obligations or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Documents or applicable law with respect to the Subordinated Obligations or the Subordinated Documents, (c) to accelerate any Subordinated Obligations, or (d) to exercise any put option or to cause any Credit Party to honor any redemption or mandatory prepayment obligation under any Subordinated Document; provided, that, notwithstanding the foregoing, in the case of any Subordinated Noteholder, "Collection Action" shall not mean the exercise by a Subordinated Noteholder of its right to exercise its warrants as provided under the Subordinated Transaction Documents.

            "Collateral Enforcement Action": shall mean any action by any Subordinated Noteholder to (a) exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral, (b) institute any action or proceeding with respect to such rights or remedies, including, any action of foreclosure or (c) contest, protest or object to any foreclosure proceeding, postpetition financing, use of cash collateral or action brought by the Collateral Agent or any Senior Noteholder or to any other exercise by the Collateral Agent or any Senior Noteholder of any rights and remedies under any Senior Transaction Documents.

            "Gupta Note" shall mean the Amended and Restated Subordinated Note of this date in the original principal amount of $1,500,000 from the Company to Gupta Holdings, LLC.

            "Insolvency Event": (a) any Credit Party commences any case, proceeding or other action (1) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution,

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composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party making a general assignment for the benefit of its creditors; or (b) there being commenced against any Credit Party any case, proceeding or other action of a nature referred to in clause (a) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of 60 days; or (c) there being commenced against any Credit Party or any of its subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (d) any Credit Party taking any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or (e) any Credit Party generally not paying, or being unable to pay, or admitting in writing its inability to pay, its debts as they become due.

            "Senior Event of Default": any "Event of Default" under any Senior Note or Senior Security Document (beyond any applicable grace period with respect thereto).

            "Senior Notes": the promissory notes of any Borrower outstanding from time to time under the Senior Purchase Agreement.

            "Senior Obligations": the unpaid principal of and interest on the Senior Notes and all other obligations and liabilities of any Credit Party to the Senior Noteholders or the Collateral Agent of whatever kind or nature pursuant to, under or in connection with the Senior Transaction Documents (including interest accruing at the then applicable rate provided in the Senior Purchase Agreement after the maturity of the Senior Notes and interest accruing at the then applicable rate provided in the Senior Purchase Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising under, out of, or in connection with, the Senior Purchase Agreement, the Senior Notes, this Agreement, the other Senior Transaction Documents or any other document made, delivered or given by any Credit Party, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to the Collateral Agent that are required to be paid by any Credit Party pursuant to the terms of this Agreement or any other Senior Transaction Document).

            "Senior Purchase Agreement": the Senior Note and Warrant Purchase Agreement dated as of the date hereof, between the Borrower and Senior Noteholders.

            "Senior Security Documents": all documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in property to secure payment or performance of the Senior Obligations including the Senior Security Agreements.

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            "Subordinated Notes": the promissory notes (including, for the avoidance of doubt, the Gupta Note)of any Credit Party outstanding from time to time under the Subordinated Purchase Agreement with respect to the Subordinated Obligations.

            "Subordinated Obligations": the unpaid principal and interest on the Subordinated Notes and all other obligations and liabilities of the Credit Parties to the Subordinated Noteholders (including interest accruing at the then applicable rate provided in the Subordinated Notes after the maturity thereof and interest accruing at the then applicable rate provided in the Subordinated Notes after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Credit Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Subordinated Notes, any other Subordinated Transaction Document, or this Agreement, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

            "Subordinated Purchase Agreement": the Subordinated Note and Warrant Purchase Agreement of this same date between Borrower and the Subordinated Noteholders.

            "Subordinated Security Documents": all documents and instruments, now existing or hereafter arising, which create or purport to create a security interest in property to secure payment or performance of the Subordinated Obligations including the Subordinated Security Agreements.

            "Subordinated Transaction Documents": the Subordinated Purchase Agreement, the Subordinated Notes, the Subordinated Security Documents, the Collateral Agency Agreement, all "Transaction Documents" as defined in the Subordinated Purchase Agreement and all other documents that from time to time evidence the Subordinated Obligations or secure payment or performance thereof.

            (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

            (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

            (e) The words (i)"includes" and "including" are not limiting; (ii) "or" is not exclusive; (iii) "all" includes "any" and "any" includes "all" and means "any one or more"; (iv) references to any instrument, document, mortgage, assignment or agreement of any kind includes any amendments, restatements or modifications; (v) headings are for convenience only, and do not affect the meaning of any provision; and (vi) references to the consent, satisfaction, acceptance, discretion, judgment, option, requirement or approval (or variations of those terms) of Collateral Agent or any Senior Noteholder are, unless otherwise specifically indicated, to be

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interpreted as if followed by the phrase "in its absolute discretion".

      2. Subordination. (a) Each Credit Party and each of the Subordinated Noteholders agrees, for itself and each future holder of the Subordinated Obligations, that the Subordinated Obligations are expressly "subordinate and junior in right of payment" (as that phrase is defined in paragraph 2(b)) to all Senior Obligations.

            (b) "Subordinate and junior in right of payment" means, for purposes of paragraph 2(a), that (1) no part of the Subordinated Obligations shall have any claim to the assets of any Credit Party on a parity with or prior to the claim of the Senior Obligations; and (2) unless and until the Senior Obligations have been paid in full, then, without the express prior written consent of the Collateral Agent, no Subordinated Noteholder will take, demand or receive from any Credit Party, and no Credit Party will make, give or permit, directly or indirectly, by setoff, redemption, purchase or in any other manner, any payment of (of whatever kind or nature, whether in cash, property, securities or otherwise) the Subordinated Obligations provided, however, that so long as an Event of Default has not occurred and is continuing, the Borrower may make, and the Subordinated Noteholders may receive, regularly scheduled payments (not prepayments) of interest on the Subordinated Notes in accordance with the terms thereof determined on a non-accelerated basis (without giving effect to any default rate of interest thereunder) and the Borrower may make, and the holder of the Gupta Note may receive, regularly scheduled payments (not prepayments) of principal on the Gupta Note in accordance with the terms thereof determined on a non-accelerated basis (without giving effect to any default rate of interest thereunder).

            (c) The expressions "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used in this Agreement shall mean the indefeasible payment in full, in immediately available funds, of all of the Senior Obligations.

      3. Additional Provisions Concerning Subordination. (a) The Subordinated Noteholders and each Credit Party agree that upon the occurrence of any Insolvency Event:

                  (i) all Senior Obligations shall be paid in full before any payment or distribution of whatever kind or nature is made with respect to the Subordinated Obligations; and

                  (ii) any payment or distribution of assets of any Credit Party, whether in cash, property or securities (other than as permitted under clause (a)(1) of this Section 3), to which any Subordinated Noteholder would be entitled except for the provisions hereof, shall be paid or delivered by such Credit Party, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Collateral Agent, to the extent necessary to pay in full all Senior Obligations, before any payment or distribution of any kind or nature shall be made to any Subordinated Noteholder.

            (b) Upon the occurrence of any Insolvency Event:

                  (i) each Subordinated Noteholder irrevocably authorizes and

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empowers the Collateral Agent (A) to demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, (B) to file claims and proofs of claim in any statutory or non-statutory proceeding if such Subordinated Noteholder has not demonstrated to the satisfaction of the Collateral Agent, no later than 30 days prior to the applicable bar date, that such Subordinated Noteholder has filed an appropriate claim or proof of claim, and (C) to take such other actions, in its own name as Collateral Agent, or in the name of the Subordinated Noteholders or otherwise, as the Collateral Agent may deem necessary or advisable for the enforcement of the provisions of this Agreement; provided, however, that the foregoing authorization and empowerment imposes no obligation on the Collateral Agent to take any such action;

                  (ii) each Subordinated Noteholder shall take such action, duly and promptly, as the Collateral Agent may request from time to time (A) to collect the Subordinated Obligations for the account of the Collateral Agent and
(B) to file appropriate proofs of claim in respect of the Subordinated Obligations; and

                  (iii) each Subordinated Noteholder shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Collateral Agent may request to enable the Collateral Agent to enforce any and all claims in respect of the Subordinated Obligations and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Subordinated Obligations.

            (c) If any payment or distribution, whether consisting of money, property or securities, shall be collected or received by any Subordinated Noteholder in respect of the Subordinated Obligations, except payments permitted to be made at the time of payment as provided in paragraph 2(b), such Subordinated Noteholder shall forthwith deliver the same to the Collateral Agent, in the form received, duly indorsed to the Collateral Agent, if required, to be applied to the payment or prepayment of the Senior Obligations until the Senior Obligations are paid in full (provided that no securities of the Borrower that are delivered to the Collateral Agent shall be applied against any Senior Obligations). Until so delivered, such payment or distribution shall be held in trust by such Subordinated Noteholder as the property of the Collateral Agent, segregated from other funds and property held by such Subordinated Noteholder. Following payment in full of the Senior Obligations, Collateral Agent will remit to each Subordinated Noteholder as promptly as practicable, to the extent of such Subordinated Noteholder's interest therein, all payments or distributions paid (respectively by any such Subordinated Noteholder) to and held by Collateral Agent in excess of the Senior Obligations as provided in Section 4(e)of this Agreement.

            (d) Until the Senior Obligations are paid in full, the Subordinated Noteholders shall not take any Collection Action or Collateral Enforcement Action with respect to the Subordinated Obligations.

      4. Rights in Collateral. (a) Notwithstanding anything to the contrary contained in any Senior Transaction Document or any Subordinated Transaction Document and irrespective of:

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                  (i) the time, order or method of attachment or perfection of the security interests created by any Senior Security Document or any Subordinated Security Document;

                  (ii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral;

                  (iii) anything contained in any filing or agreement to which the Collateral Agent or any Subordinated Noteholder now or hereafter may be a party; and

                  (iv) the rules for determining perfection or priority under the Uniform Commercial Code or any other law governing the relative priorities of secured creditors, any security interest in any Collateral pursuant to any Senior Security Document has and shall have priority, to the extent of any unpaid Senior Obligations, over any security interest in such Collateral pursuant to any Subordinated Transaction Document.

            (b) So long as the Senior Obligations have not been paid in full and any Senior Security Document remains in effect, whether or not any Insolvency Event has occurred,

                  (i) no Subordinated Noteholder will take any Collateral Enforcement Action; and

                  (ii) the Collateral Agent and, subject to the Collateral Agency Agreement, any Senior Noteholder shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral and Collateral Agent shall not be required to marshal any Collateral.

            (c) In exercising rights and remedies with respect to the Collateral, the Collateral Agent and, subject to the Collateral Agency Agreement, Senior Noteholders may enforce the provisions of the Senior Security Documents and exercise remedies thereunder and under any other Senior Transaction Documents, all in such order and in such manner as it or they may determine in the exercise of its or their sole business judgment. Such exercise and enforcement shall include the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction. In conducting any public or private sale under the Uniform Commercial Code, the Collateral Agent shall give the Subordinated Noteholders such notice of such sale as may be required by the applicable Uniform Commercial Code; provided, however, that 10 days' notice shall be deemed to be commercially reasonable notice.

            (d) When all Senior Obligations have been paid in full and the Senior Security Documents no longer are in effect, subject to the requirements of the Collateral Agency Agreement, the Subordinated Noteholders shall have the right to enforce the provisions of the Subordinated Security Documents and exercise remedies thereunder.

            (e) Any money, property or securities realized upon the sale, disposition or other realization by the Collateral Agent upon all or any part of the Collateral, or otherwise

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received by Collateral Agent under any provision of this Agreement shall be applied by the Collateral Agent in the following order:

                  (i) first, to the payment of any and all expenses incurred by the Collateral Agent on and after the date of this Agreement in connection with the performance of its duties under this Agreement for which reimbursement has not been made by the Company;

                  (ii) second, to the Senior Secured Noteholders in an amount equal to each such Noteholder's pro-rata share of accrued but unpaid interest on the Senior Secured Notes.

                  (iii) third, to the Senior Secured Noteholders in an amount equal to each such Noteholder's pro-rata share of the unpaid principal balance of the Senior Secured Notes and any other unpaid Senior Obligation;

                  (iv) fourth, to the Subordinated Noteholders in an amount equal to each such Noteholder's pro-rata share of accrued but unpaid interest on the Subordinated Notes;

                  (v) fifth, to the Subordinated Noteholders in an amount equal to each such Noteholder's pro-rata share of the unpaid principal balance of the Subordinated Notes and any other unpaid Subordinated Obligations; and

                  (vi) sixth, any sums remaining after such applications and disbursements shall be paid to such Persons entitled thereto or as a court of competent jurisdiction shall direct.

            (f) The Collateral Agent's rights with respect to the Collateral include the right to release any or all of the Collateral from the liens under any Senior Security Document or Subordinated Security Document in connection with any sale of all or any portion of the Collateral notwithstanding that the net proceeds of any such sale may not be used to permanently prepay any Senior Obligations or Subordinated Obligations. The Subordinated Noteholders are hereby deemed to have consented to such sale(s) under the Subordinated Documents. At the request of Collateral Agent, the Subordinated Noteholders shall (or shall cause the Subordinated Noteholder's agent to) deliver to the Collateral Agent such duly executed and undated UCC and, as applicable, intellectual property terminations, satisfactions and discharges of mortgages (the term "mortgage" being deemed to include mortgage deeds, deeds of trust and other similar instruments creating a lien on real property), termination statements and partial release statements (in blank as to the assets being released), as the Collateral Agent may request with respect to the Subordinated Noteholders' liens on the Credit Parties' assets. If the Collateral Agent shall determine, in connection with any sale of Collateral, that the termination, satisfaction, discharge or partial release of the Lien on all or any portion of the Collateral under any Subordinated Security Document in connection with such sale is necessary or advisable, the Collateral Agent may deliver to the applicable purchaser at such sale (or, upon the request of such purchaser, file) such previously delivered termination, satisfaction, discharge or partial release documents, which partial release documents the Collateral Agent is hereby authorized to

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complete (whether one or more and from time to time)) by inserting the description of the assets to be released. The Subordinated Noteholders shall execute such other release, satisfaction, discharge and termination documents and instruments and shall take such further actions as the Collateral Agent shall request. Each Subordinated Noteholder hereby irrevocably constitutes and appoints the Collateral Agent and any officer or Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Subordinated Noteholder and in the name of such Subordinated Noteholder or in the Collateral Agent's own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this paragraph, including any terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release, and, in addition, to take any and all other appropriate and commercially reasonably action for the purpose of carrying out the terms of this paragraph. Each Subordinated Noteholder hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph No person to whom this power of attorney is presented, as authority for Collateral Agent to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from any Subordinated Noteholder as to the authority of Collateral Agent to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to Collateral Agent unconditionally the authority to take and perform the actions contemplated herein. Each Subordinated Noteholder irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this power of attorney.

      5. Consent of Subordinated Noteholders. (a) Each Subordinated Noteholder consents that, without the necessity of any reservation of rights against any Subordinated Noteholder, and without notice to or further assent by any Subordinated Noteholder:

                  (i) any demand for payment of any Senior Obligations made by the Collateral Agent or any Senior Noteholder may be rescinded in whole or in part by the Collateral Agent or such Senior Noteholder, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of any Credit Party or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of any Credit Party or any other party under any Senior Transaction Document or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by the Collateral Agent; and

                  (ii) the Senior Purchase Agreement, the Senior Notes and any other Senior Transaction Document may be amended, modified, extended, supplemented, restated, refinanced, refunded, restructured or terminated, in whole or in part, as the Collateral Agent and Senior Noteholders may deem advisable from time to time, and any collateral security at any time held by the Collateral Agent or any Senior Noteholder for the payment of any of the Senior Obligations may be sold, exchanged, waived, surrendered or released; provided, that, notwithstanding anything to the contrary set forth above, the Subordinated Noteholders do not

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consent to, and the Credit Parties may not, change, amend, supplement or otherwise modify the terms of the Senior Transaction Documents, or agree to any of the foregoing, or refund or refinance the same, without the prior written consent of 75% of the Subordinated Noteholders, if the effect of such change, amendment, supplement or modification or such refunding or such refinancing is to: (A) increase the interest rate on the Senior Obligations in excess of the default rate set forth in the Senior Notes; (B) extend the final scheduled maturity date of the Senior Notes by more than six months from the maturity date (and any extension period) provided therein, or (C) charge an amendment or other fee in respect of any waiver or modification under the Senior Transaction Documents in excess of one percent (1%) of the sum of the aggregate principal amount of the Senior Notes then outstanding, in each case all without notice to or further assent by any Subordinated Noteholder, which will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

            (b) Each Subordinated Noteholder waives any and all notice of the creation, renewal, extension or accrual of any of the Senior Obligations and notice of or proof of reliance by the Collateral Agent upon this Agreement. The Senior Obligations, and any of them, shall be deemed conclusively to have been created, contracted or incurred in reliance upon this Agreement, and all dealings between any Credit Party, on one hand, and the Collateral Agent or any Senior Noteholder, on the other hand, shall be deemed to have been consummated in reliance upon this Agreement. Each Subordinated Noteholder acknowledges and agrees that the Senior Noteholders and the Collateral Agent have relied upon the subordination provided for herein in entering into the Senior Purchase Agreement and in making funds available to the any Borrower thereunder. Each Subordinated Noteholder waives notice of or proof of reliance on this Agreement and protest, demand for payment and notice of default.

      6. Negative Covenants of the Subordinated Noteholders. So long as any of the Senior Obligations shall remain outstanding, no Subordinated Noteholder shall, without the prior written consent of the Collateral Agent:

            (a) sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other Person (a "Transferee") or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Obligations in favor of any Transferee unless (i) such action is made expressly subject to this Agreement and (ii) the Transferee expressly acknowledges to the Collateral Agent, by a writing in form and substance reasonably satisfactory to the Collateral Agent, the subordination provided for herein and agrees to be bound by all of the terms hereof;

            (b) permit any of the Subordinated Documents to be amended, modified or otherwise supplemented (including by way of changes to definitions) in any manner which would have the effect of (i) increasing the maximum principal amount of the Subordinated Obligations or rate of interest on any of the Subordinated Obligations or fees payable in respect thereof, (ii) changing or adding or tightening any event of default or any covenant with respect to the Subordinated Obligations, (iii) changing any redemption or prepayment provisions of the

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Subordinated Obligations, (iv) altering the subordination provisions with respect to the Subordinated Obligations, including subordinating the Subordinated Obligations to any other debt, (v) shortening the dates upon which payments of principal or interest are due on any of the Subordinated Obligations, or (vi) changing or amending any other term of the Subordinated Documents if such change or amendment would increase the obligations of any Credit Party or confer additional rights on the Subordinated Noteholders or any other holder of the Subordinated Obligations in a manner adverse (in the judgment of the Collateral Agent) to any Credit Party or the Collateral Agent or the Senior Noteholders, and the parties hereto agree that any such amendment shall be null and void ab initio and without legal force and effect;

            (c) commence, or join with any creditors other than the Collateral Agent in commencing any case or proceeding referred to in the definition of Insolvency Event.

      7. Senior Obligations Unconditional. All rights and interests of the Collateral Agent hereunder, and all agreements and obligations of the Subordinated Noteholders and the Credit Parties hereunder, shall remain in full force and effect irrespective of:

            (a) any lack of validity or enforceability of any of the terms of any Senior Transaction Documents or Subordinated Transaction Documents;

            (b) subject to paragraph 5(a), any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of any of the terms of any Senior Transaction Documents;

            (c) any exchange, release or non-perfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or any guarantee thereof; or

            (d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Senior Obligations, or of any Subordinated Noteholder or any Credit Party in respect of this Agreement.

      8. No Representation by Collateral Agent. The Senior Noteholders and the Collateral Agent have not made and do not hereby or otherwise make to the Subordinated Noteholders, any representations or warranties, express, or implied. Neither the Senior Noteholders nor the Collateral Agent assume any liability to any Subordinated Noteholder with respect to: (a) the financial or other condition of obligors under any instruments of guarantee with respect to the Senior Obligations, (b) the enforceability, validity, value or collectibility of the Senior Obligations or the Subordinated Obligations, any collateral therefor, or any guarantee or security which may have been granted in connection with any of the Senior Obligations or the Subordinated Obligations or
(c) any Credit Party's title or right to transfer any collateral or security.

      9. Waiver of Claims. To the maximum extent permitted by law, each Subordinated Noteholder waives any claim it might have against the Collateral Agent with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Collateral Agent or any Senior Noteholders or their respective directors, officers, employees or agents with respect to any exercise of rights or remedies under the Senior Transaction Documents or any transaction relating to the Collateral. Neither the Collateral Agent nor any Senior Noteholder, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Credit Party or any Subordinated Noteholder or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

      10. Provisions Applicable After Bankruptcy. The provisions of this Agreement shall continue in full force and effect notwithstanding the occurrence of any Insolvency Event. To the extent that any Subordinated Noteholder has or acquires any rights under Section 362, 363 or 364 of the Bankruptcy Code with respect to the Collateral, such Subordinated Noteholder hereby agrees not to assert such rights without the prior written consent of the Collateral Agent; provided, that if requested by the Collateral Agent, such Subordinated Noteholder shall seek to exercise such rights in the manner requested by the Collateral Agent, including the rights in payments in respect of such rights. Without limiting the generality of the foregoing sentence, to the extent that Collateral Agent or Senior Noteholders consent to any Credit Party's use of cash collection under Section 363 of the Bankruptcy Code or Collateral Agent or any Senior Noteholder agrees to provide financing to any Borrower under Section 364 of the Bankruptcy Code, each Subordinated Noteholder hereby agrees not to impede, object to (on grounds of lack of adequate protection, or otherwise), or otherwise interfere with such use of cash collateral or financing. Each Subordinated Noteholder specifically agrees that the Collateral Agent and the Senior Noteholders may consent to any Credit Party's use of cash collateral or provide financing to any Credit Party on such terms and conditions and in such amounts as the Collateral Agent and the Senior Noteholders, in their sole discretion, may decide and that, in connection with such cash collateral usage or such financing, any Credit Party (or a trustee appointed for the estate of such Credit Party) may grant to the Collateral Agent and/or Senior Noteholders liens and security interests upon all or any part of the assets of the any Borrower or other Credit Party, which liens and security interests: (i) shall secure payments of all Senior Obligations (whether such Senior Obligations arose prior to the filing of the bankruptcy petition or thereafter); and (ii) shall be superior in priority to the liens on and security interests in the assets of any Borrower or other Credit Party held by the Subordinated Noteholders. Each Subordinated Noteholder (both in its capacity as a Subordinated Noteholder and in its capacity (if any) as a party which may be obligated to any Credit Party or any Credit Party's Affiliates with respect to contracts which are part of the Collateral Agent's or any Senior Noteholder's Collateral) agrees not to initiate or prosecute or encourage any other Person to initiate or prosecute any claim, action, objection or other proceeding (A) challenging the enforceability of the claim of Collateral Agent or any Senior Noteholder, (B) challenging the enforceability of any liens or security interests in any assets securing the Senior Obligations, or (C) asserting any claims which any Credit Party may hold with respect to Collateral Agent or any Senior Noteholder. All allocations of payments among the Collateral Agent, Senior Noteholders and the Subordinated Noteholder shall, subject to any court order, continue to be made after the filing of a petition under the United States Bankruptcy Code, as amended (the "Bankruptcy Code"), or any similar proceeding, on the same basis that the payments were to be allocated prior to the date of such filing. Each Subordinated

Noteholder agrees that it will not object to or oppose a sale or other disposition of any assets securing the Senior Obligations (or any portion thereof) free and clear of its security interests, liens or other claims under
Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Collateral Agent or Senior Noteholders have consented to such sale or disposition of such assets. Each Subordinated Noteholder agrees not to assert any right it may have to "adequate protection" of its interest in the Collateral in any bankruptcy proceeding and agrees that it will not seek to have the automatic stay lifted with respect to such security, without the prior written consent of the Collateral Agent and Senior Noteholders. Each Subordinated Noteholder waives any claim it may now or hereafter have against the Collateral Agent or any Senior Noteholder arising out of the election of Collateral Agent or any Senior Noteholder, in any case instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral arrangement, or financing arrangement, or out of any grant of a security interest, under Section 363 or 364 of the Bankruptcy Code, with or by any Credit Party, as debtor in possession (or with or by any trustee for any Credit Party). Each Subordinated Noteholder agrees that it will not, in its capacity as a secured creditor: (a) propose, vote to accept, or otherwise support confirmation of, a plan of reorganization opposed by the Collateral Agent or Senior Noteholders, or (b) vote to reject, object to confirmation of, or otherwise oppose confirmation of, a plan of reorganization supported by the Collateral Agent. The subordination and other provisions of this Agreement shall be enforceable under Section 510(a) of the Bankruptcy Code.

      11. Further Assurances. The Subordinated Noteholders and the Credit Parties, at the Credit Parties' expense and at any time from time to time, upon the written request of the Collateral Agent, will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Collateral Agent reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

      12. Expenses. (a) Each Credit Party will pay or reimburse the Collateral Agent, the Senior Noteholders and the Subordinated Noteholders, upon demand, for all of their respective costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including fees and disbursements of counsel to the Collateral Agent, Senior Noteholders and Subordinated Noteholders.

            (b) Each Credit Party will pay, indemnify, and hold the Collateral Agent, the Senior Noteholders and the Subordinated Noteholders harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken by the Collateral Agent, any Senior Noteholder or Subordinated Noteholder with respect to any of the foregoing.

            (c) Notwithstanding anything contained in this paragraph 12, all amounts owed by any Credit Party to any Subordinated Noteholder pursuant to this paragraph 12 shall be Subordinated Obligations under this Agreement and shall be paid only in accordance with the terms and provisions of this Agreement.

      13. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Collateral Agent on the one hand and the Subordinated Noteholders on the other, and no other Person shall have any right, benefit or other interest under this Agreement. Except as expressly set forth in this Agreement, nothing herein shall: (a) impair, as between any Credit Party and the Senior Noteholders and any Credit Party and any Subordinated Noteholder, the obligation of such Credit Party, which is absolute and unconditional, to pay principal of, interest on and all other portions of the Senior Obligations, on the one hand, and the Subordinated Obligations and all other obligations of such Credit Party, if any, to any Subordinated Noteholder, on the other hand, in each case in accordance with their respective terms; or (b) affect the relative rights of the Senior Noteholders or Subordinated Noteholders with respect to any other creditors of any Credit Party.

      14. Subrogation. Subject to the indefeasible payment in full of all Senior Obligations and the Subordinated Noteholders shall be subrogated to the rights of the Senior Noteholders to receive payments or distributions of assets of any Credit Party applicable to the Senior Obligations until the principal of, and interest and premium, if any, on, and all other amounts payable in respect of the Subordinated Obligations shall be paid in full. For purposes of such subrogation, no payment or distribution to the Senior Noteholders under the provisions hereof to which the Subordinated Noteholders would have been entitled but for the provisions of this Agreement, and no payment pursuant to the provisions of this Agreement to the Senior Noteholders by the Subordinated Noteholders, as among any Credit Party and its creditors other than the Senior Noteholders, shall be deemed to be a payment by such Credit Party to or on account of the Senior Obligations.

      15. Legend. Each Subordinated Noteholder and each Credit Party will cause each of the Subordinated Notes, and each Subordinated Security Document to bear a legend referring to this Agreement and indicating that such documents are subordinated as provided herein, all in form and substance satisfactory to the Collateral Agent.

      16. Powers Coupled With An Interest. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full.

      17. Notices. All notices, requests and demands to or upon the Collateral Agent or any Credit Party or any Subordinated Noteholder to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

      If to the Collateral Agent:

      Crestview Capital Funds
      95 Revere Drive, Suite A

      Northbrook, IL  60062
      Attention:  Robert M. Hoyt, Ph.D
      Telecopier No.: (847) 559-0060
      Telephone No.: (847) 559-5807

      with copies to:

      Lowenstein Sandler PC
      65 Livingston Avenue
      Roseland, NJ  07068
      Attention: Steven E. Siesser
      Phone:  973-597-2500
      Facsimile:  973-597-2400]

      If to the Credit Parties:
      c/o Warp Technology Holdings, Inc.
      151 Railroad Avenue
      Greenwich, Connecticut 06830
      Attention: Ernest Mysogland
      Telecopier No.: (203) 422-5329
      Telephone No.: (203) 422-2950

      The Collateral Agent, the Credit Parties and any Subordinated Noteholder may change their respective addresses and transmission numbers for notices by notice in the manner provided in this paragraph.

      18. Default Notices. The Subordinated Noteholders shall provide the Collateral Agent with written notice of any event of default with respect to, or acceleration of, all or any part of the Subordinated Obligations concurrently with the sending thereof to any Credit Party and promptly shall notify the Collateral Agent in the event a default which is the subject of such a notice is cured or waived.

      19. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the counterparts of this Agreement signed by all the parties shall be lodged with the Collateral Agent.

      20. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      21. Integration. This Agreement represents the agreement of the Collateral Agent and the Subordinated Noteholders with respect to the subject matter hereof and there are no promises or representations by the Collateral Agent or any Subordinated Noteholder relative to the subject matter hereof not reflected herein.

      22. Amendments in Writing; No Waiver: Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Collateral Agent, each Credit Party and each Subordinated Noteholder; provided that any provision of this Agreement in favor of Collateral Agent may be waived by the Collateral Agent in a letter or agreement executed by the Collateral Agent or by telex or facsimile transmission from the Collateral Agent.

      (b) No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Senior Noteholder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

      23. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      24. Successors and Assigns. (a) This Agreement shall be binding upon and shall inure to the benefit of the Collateral Agent, each Senior Noteholder, each Subordinated Noteholder, each Credit Party and each of their respective heirs, administrators, executors, successors and assigns.

            (b) Upon a successor Collateral Agent becoming the Collateral Agent under the Senior Transaction Documents, such successor Collateral Agent shall automatically be entitled to all the rights and powers of the Collateral Agent hereunder without the need for any further action on the part of any party hereto.

      25. Invalidated Payments. To the extent that the Collateral Agent receives payments on, or proceeds of Collateral for, the Senior Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any Credit Party, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or proceeds received, the Senior Obligations, or part thereof, intended to be satisfied shall be revived (and no longer be deemed to be paid in full) and continue in full force and effect as if such payments or proceeds had not been received by the Collateral Agent.

      26. Specific Performance. The Collateral Agent is hereby authorized to demand specific performance of this Agreement at any time when any Subordinated Noteholder shall have failed to comply with any of the provisions of this Agreement applicable to such Subordinated Noteholder whether or not the Credit Parties shall have complied with any of the provisions hereof applicable to any Credit Party, and the Subordinated Noteholder hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

      27. GOVERNING LAW: CONSENT TO JURISDICTION AND VENUE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH OF THE CREDIT PARTIES, THE SUBORDINATED LENDERS AND THE SENIOR AGENT HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES AMONG THE CREDIT PARTIES, THE SUBORDINATED LENDERS AND THE SENIOR AGENT PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE SENIOR LOAN DOCUMENTS, PROVIDED, THAT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK AND, PROVIDED, FURTHER THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE SENIOR AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SENIOR OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE SENIOR AGENT. EACH OF THE CREDIT PARTIES AND THE SUBORDINATED LENDERS EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE CREDIT PARTIES AND THE SUBORDINATED LENDERS HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF THE CREDIT PARTIES AND THE SUBORDINATED LENDERS HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINTS AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT THE ADDRESS SET FORTH FOR IT IN THE SENIOR TRANSACTION DOCUMENTS OR THE SUBORDINATED TRANSACTION DOCUMENTS, AS THE CASE MAY BE, AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ANY CREDIT PARTY'S OR ANY SUBORDINATED LENDER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

      28. MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR

OTHERWISE, BETWEEN THE PARTIES ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE SENIOR LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

      29. Termination. Subject to the provisions of paragraph 26, this Agreement shall terminate upon the indefeasible payment in full of the Senior Obligations and the Subordinated Obligations and the termination of all commitments to lend by the Senior Noteholders on a revolving basis under the Senior Purchase Agreement.

      30. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

CRESTVIEW CAPITAL MASTER, LLC,
as Collateral Agent

By: __________________________________
Name: ________________________________
Title: _______________________________

WARP TECHNOLOGY HOLDINGS, INC.

By: __________________________________
Name: ________________________________
Title: _______________________________

WARP SOLUTIONS, INC.

By: __________________________________
Name: ________________________________
Title: _______________________________

GUPTA TECHNOLOGIES, LLC

By: __________________________________
Name: ________________________________
Title: _______________________________

          [signature page to Intercreditor and Subordination Agreement]

                                                                       Execution

                           NOTEHOLDER SIGNATURE PAGE]

                    INTERCREDITOR AND SUBORDINATION AGREEMENT

      IN WITNESS WHEREOF, the undersigned has executed this Intercreditor And Subordination Agreement or caused its duly authorized officers to execute this Intercreditor And Subordination Agreement as of the date first above written.

Date: ____________________

IF AN INDIVIDUAL:                       IF A CORPORATION, PARTNERSHIP,
                                          TRUST, ESTATE OR OTHER ENTITY:
__________________________________
(Signature)
                                        ________________________________________
                                        Print name of entity

__________________________________
(Printed Name)                          By: ____________________________________
                                              Name: ____________________________
                                              Title: ___________________________

Address:                                Address:
__________________________________      ________________________________________
__________________________________      ________________________________________
__________________________________      ________________________________________

This Noteholder holds a :        Senior Secured Note         _____
                                 Subordinated Note         _____

                                   SCHEDULE 1
                                       TO
                    INTERCREDITOR AND SUBORDINATION AGREEMENT

                               SENIOR NOTEHOLDERS

NAME OF SENIOR NOTEHOLDER                   AMOUNT OF SENIOR NOTES
-------------------------                   ----------------------
Crestview Capital Master, LLC                     $2,000,000

DCOFI Master LDC                                  $2,000,000

Asset Managers International Ltd.                 $1,000,000

Gupta Holdings, LLC                               $  750,000

B/T Investors, a General Partnership              $  975,000

Griffin Crossover Fund                            $  125,000

                            SUBORDINATED NOTEHOLDERS

NAME OF SUBORDINATED NOTEHOLDER             AMOUNT OF SUBORDINATED NOTES
-------------------------------             ----------------------------
Crestview Capital Master, LLC                       $2,000,000

DCOFI Master LDC                                    $  500,000

Gupta Holdings, LLC                                 $1,500,000